UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

Ameriguard Security Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-173039	99-0363866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W Spruce Ave, #102 Fresno CA	93722
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 271-2984

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2026, the Company entered into an agreement with Lillian Flores (the “Holder”) pursuant to which the Company agreed to issue shares of its Common Stock in exchange for partial debt settlement.

Item 3.02 Unregistered Sales of Equity Securities

On April 15, 2026, the Company authorized the issuance of 8,756,150 shares of its Common Stock to Lillian Flores.

The shares were issued in consideration for partial conversion of $2,456,991 of outstanding debt.

The issuance was made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to Section 4(a)(2) and/or Rule 506 of Regulation D, as applicable. The recipient is an accredited investor (if applicable), and the transaction did not involve any public solicitation.

The shares issued are restricted securities / free trading pursuant to Rule 144 , if applicable].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameriguard Security Services, Inc.

	By:	/s/ Lawrence Garcia
Lawrence Garcia
President & CEO

Date: April 20, 2026

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